Exhibit 99.1

Cabot Corp Reports Second Quarter Fiscal 2017 Results

Diluted EPS of $1.18 and Adjusted EPS of $0.87

BOSTON--(BUSINESS WIRE)--May 1, 2017--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2017.

Key Highlights

  Diluted EPS up 55% over prior year; Adjusted EPS up 24%
  Stronger volumes across all segments drove significant improvement in year-over-year operating results
  Reinforcement Materials EBIT up 59% year over year; strongest EBIT quarter since 2014
  Returned cash to shareholders: $19 million in dividends and $15 million in share repurchases

(In millions, except per share amounts)	Second Quarter
	2017	2016

Net sales	$678	$568
Net income (loss) attributable to Cabot Corporation	$74	$48

Net income (loss) per diluted share attributable to	$1.18	$0.76
Cabot Corporation
Less: Certain items after tax per share	$0.31	$0.06
Adjusted EPS	$0.87	$0.70

Commenting on the results, Cabot President and CEO Sean Keohane, said, “We continue to see strong operating results on a year-over-year basis, driven largely by higher volumes across all segments. The Reinforcement Materials segment delivered a 59% year-over-year increase in EBIT as we saw improved margins and solid demand growth across all regions. Our Performance Chemicals segment delivered results in line with expectations as we saw robust volume growth in Specialty Carbons and Formulations. Strong MATS volumes drove an improvement in Purification Solutions EBIT and Specialty Fluids saw higher volumes in the quarter.” Keohane continued, “In addition, we returned $34 million of cash to shareholders during the quarter.”

Financial Detail
For the second quarter of fiscal 2017, net income attributable to Cabot Corporation was $74 million ($1.18 per diluted common share). Net income includes a per share benefit of $0.31 from certain items, principally reflecting a tax benefit on the repatriation of previously taxed foreign earnings. Adjusted EPS for the second quarter of fiscal 2017 was $0.87 per share.

Segment Results
Reinforcement Materials – Second quarter fiscal 2017 EBIT in Reinforcement Materials increased by $20 million compared to the second quarter of fiscal 2016. The increase in EBIT was principally driven by higher unit margins and volumes from calendar year 2017 customer agreements and an improved demand environment in China. Sequentially, Reinforcement Materials EBIT increased by $14 million compared to the first quarter of fiscal 2017 driven by higher volumes and improved margins. Sequentially, volumes increased by 6% largely due to higher volumes from the 2017 calendar year customer agreements and strong demand in the tire industry.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2017 as compared to the same quarter of the prior year and the first quarter of fiscal 2017 are included in the table below:

	Second Quarter Year over Year Change	Second Quarter Sequential Change
Changes in Global Reinforcement Materials Volumes	6%	6%
Asia	3%	(3%)
Europe, Middle East, Africa	2%	18%
Americas	11%	13%

Performance Chemicals – Second quarter fiscal 2017 EBIT in Performance Chemicals decreased by $7 million compared to the second quarter of fiscal 2016 due to lower unit margins from the impact of higher feedstock costs, lower volumes in CMP applications and higher fixed costs. These impacts were partially offset by increased volumes of 15% in the Specialty Carbons and Formulations business and 2% in the Metal Oxides business. Sequentially, Performance Chemicals EBIT increased by $2 million compared to the first quarter of fiscal 2017, primarily due to seasonally higher volumes, with a 19% increase in Specialty Carbons and Formulations and a 2% increase in Metal Oxides. The higher volumes were partially offset by lower unit margins and an unfavorable impact from reducing inventory levels during the quarter.

Purification Solutions – Second quarter fiscal 2017 EBIT in Purification Solutions increased by $4 million compared to the second quarter of fiscal 2016 due to higher volumes associated with MATS related demand and a favorable impact from an inventory build versus a prior year draw, which was partially offset by lower unit margins. Sequentially, Purification Solutions EBIT decreased by $2 million compared to the first quarter of fiscal 2017 primarily due to lower volumes from an unusually warm winter and higher fixed costs.

Specialty Fluids – Second quarter fiscal 2017 EBIT in Specialty Fluids increased by $2 million compared to the second quarter of fiscal 2016 primarily due to higher volumes in Fine Cesium Chemicals. Sequentially, Specialty Fluids EBIT decreased by $2 million compared to the first quarter of fiscal 2017 primarily due to lower project activity.

Cash Performance – The Company ended the second quarter of fiscal 2017 with a cash balance of $133 million. During the quarter, cash flows from operating activities were a use of cash of $51 million, which included a $134 million increase in net working capital largely due to higher volumes, working capital days and feedstock costs. Capital expenditures in the quarter were $23 million. Additional uses of cash during the second quarter included $19 million for dividends and $15 million for share repurchases.

Taxes – During the second quarter of fiscal 2017, the Company recorded a tax benefit of $1 million for an effective tax rate of (1%). This included a benefit of $20 million from the tax-related certain items described above. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the second quarter of fiscal 2017 was 24%.

Outlook
Commenting on the outlook for the company, Keohane said, “We are very pleased with our second quarter results and remain focused on delivering a strong second half of the fiscal year. We expect Reinforcement Materials volumes in line with the second quarter while the business will experience a higher level of planned maintenance activity. While demand in our Performance Chemicals end markets remains robust, the segment will continue to see some year-over-year impact from higher feedstock costs. We expect Purification Solutions will benefit from volume growth in the third quarter which will be offset by inventory drawdowns and costs associated with turnaround activities. Overall, we remain focused on delivering shareholder value by growing our annual adjusted EPS by 7-10% over time and expect to be toward the high end of that range this year."

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, May 2, 2017. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The Company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. Cabot routinely posts information that may be important to investors in the “Investors” section of its website at www.cabotcorp.com. The company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including our expectations for volumes in the remaining quarters of fiscal 2017 and the factors that we expect will impact volumes, demand for our products, margins, and adjusted earnings per share growth are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated delays in site development projects; and fluctuations in foreign currency exchange and interest rates . These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2016, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures
To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS and our operating tax rate, both of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. A reconciliation of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure, are provided in the table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS, as applicable, but that are included in our GAAP net income (loss) per share, as applicable, are described below.

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Foreign currency loss on devaluation, which represents the impact of controlled currency devaluations on the Company’s net monetary assets denominated in that currency. In fiscal 2016 this has applied to currency exchange rate changes in Argentina and Venezuela.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Employee benefit plan settlement charges, which consist of the costs associated with transferring the obligations and assets held by one of the Company’s defined benefit plans to a multi-employer plan.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Second Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2017	2016	2017	2016

Net sales and other operating revenues	$678	$568	$1,289	$1,171
Cost of sales	509	418	963	922
Gross profit	169	150	326	249

Selling and administrative expenses	65	62	128	133
Research and technical expenses	14	11	26	27
Income (loss) from operations	90	77	172	89

Other income (expense)
Interest and dividend income	2	2	4	3
Interest expense	(13)	(14)	(26)	(27)
Other income (expense)	(1)	(3)	1	(11)
Total other income (expense)	(12)	(15)	(21)	(35)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	78	62	151	54
(Provision) benefit for income taxes	1	(11)	(16)	(6)
Equity in earnings of affiliated companies, net of tax	1	1	3	1
Net income (loss)	80	52	138	49
Net income (loss) attributable to noncontrolling interests	6	4	10	8
Net income (loss) attributable to Cabot Corporation	$74	$48	$128	$41

Diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation	$1.18	$0.76	$2.03	$0.65
Weighted average common shares outstanding
Diluted	62.8	62.8	62.8	62.9

Second Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2017	2016	2017	2016

Sales
Reinforcement Materials	$352	$261	$647	$549
Performance Chemicals	228	216	433	423
Specialty Carbons and Formulations	162	145	300	285
Metal Oxides	66	71	133	138
Purification Solutions	67	67	136	133
Specialty Fluids	7	6	18	13
Segment sales	654	550	1,234	1,118
Unallocated and other (A)	24	18	55	53
Net sales and other operating revenues	$678	$568	$1,289	$1,171
Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$54	$34	$94	$60
Performance Chemicals	51	58	100	108
Purification Solutions	2	(2)	6	(7)
Specialty Fluids	-	(2)	2	(2)
Total Segment Earnings Before Interest and Taxes	107	88	202	159

Unallocated and Other
Interest expense	(13)	(14)	(26)	(27)
Certain items (C)	-	1	-	(57)
Unallocated corporate costs	(14)	(12)	(26)	(25)
General unallocated income (expense) (D)	(1)	-	4	5
Less: Equity in earnings of affiliated companies	(1)	(1)	(3)	(1)
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	78	62	151	54
(Provision) benefit for income taxes (including tax certain items)	1	(11)	(16)	(6)
Equity in earnings of affiliated companies	1	1	3	1
Net income (loss)	80	52	138	49
Net income attributable to noncontrolling interests	6	4	10	8
Net income (loss) attributable to Cabot Corporation	$74	$48	$128	$41

Diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation	$1.18	$0.76	$2.03	$0.65
Adjusted earnings per share
Adjusted EPS (E)	$0.87	$0.70	$1.71	$1.21
Weighted average common shares outstanding
Diluted	62.8	62.8	62.8	62.9

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2017	2016
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$133	$200
Accounts and notes receivable, net of reserve for doubtful accounts of $10 and $8	520	456
Inventories:
Raw materials	88	66
Work in process	2	1
Finished goods	265	237
Other	40	38
Total inventories	395	342
Prepaid expenses and other current assets (A)	56	49
Total current assets	1,104	1,047

Property, plant and equipment, net	1,237	1,290

Goodwill	151	152
Equity affiliates	54	53
Intangible assets, net	134	140
Assets held for rent	101	97
Deferred income taxes (A)	254	216
Other Assets (A)	46	40

Total assets	$3,081	$3,035

(A) Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from "Prepaid expenses and other current assets" and "Other assets", respectively, to "Long-term debt" within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent Deferred income tax accounts within the consolidated balance sheets as of September 30, 2016.

Second Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2017	2016
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$15	$7
Accounts payable and accrued liabilities	377	364
Income taxes payable	32	25
Current portion of long-term debt	251	1
Total current liabilities	675	397

Long-term debt (A)	664	914
Deferred income taxes (A)	47	41
Other liabilities	270	285
Redeemable preferred stock	27	26

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 62,675,606 and 62,449,425 shares
Outstanding: 62,470,543 and 62,210,711 shares	63	62
Less cost of 205,063 and 238,714 shares of common treasury stock	(7)	(7)
Additional paid-in capital	-	-
Retained earnings	1,638	1,544
Accumulated other comprehensive income	(389)	(325)
Total Cabot Corporation stockholders' equity	1,305	1,274
Noncontrolling interests	93	98
Total stockholders' equity	1,398	1,372
Total liabilities and stockholders' equity	$3,081	$3,035

(A) Effective October 1, 2016, the Company adopted a new accounting standard simplifying the presentation of debt issuance costs by presenting debt issuance costs as a reduction of the corresponding debt liability. In addition, the Company early adopted a new accounting standard that simplifies the presentation of deferred income taxes by classifying all deferred taxes as noncurrent assets or liabilities. These new standards were applied retrospectively. The retrospective application of the standard that simplifies the presentation of debt issuance costs resulted in the reclassification of $1 million and $3 million of unamortized debt issuance costs from "Prepaid expenses and other current assets" and "Other assets", respectively, to "Long-term debt" within the consolidated balance sheets as of September 30, 2016. The retrospective application of the standard that simplifies the presentation of deferred income taxes resulted in the reclassification of $41 million of current deferred tax assets and $1 million of current deferred tax liabilities to noncurrent Deferred income tax accounts within the consolidated balance sheets as of September 30, 2016.

CABOT CORPORATION

	Fiscal 2016					Fiscal 2017
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$288	$261	$270	$289	$1,108	$295	$352	$-	$-	$647
Performance Chemicals	207	216	228	214	865	205	228	-	-	433
Specialty Carbons and Formulations	140	145	152	141	578	138	162	-	-	300
Metal Oxides	67	71	76	73	287	67	66	-	-	133
Purification Solutions	66	67	77	80	290	69	67	-	-	136
Specialty Fluids	7	6	19	15	47	11	7	-	-	18
Segment Sales	568	550	594	598	2,310	580	654	-	-	1,234
Unallocated and other (A)	35	18	27	21	101	31	24	-	-	55

Net sales and other operating revenues	$603	$568	$621	$619	$2,411	$611	$678	$-	$-	$1,289

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$26	$34	$35	$42	$137	$40	$54	$-	$-	$94
Performance Chemicals	50	58	59	58	225	49	51	-	-	100
Purification Solutions	(5)	(2)	-	2	(5)	4	2	-	-	6
Specialty Fluids	-	(2)	10	5	13	2	-	-	-	2
Total Segment Earnings Before Interest and Taxes	71	88	104	107	370	95	107	-	-	202

Unallocated and Other
Interest expense	(13)	(14)	(13)	(14)	(54)	(13)	(13)	-	-	(26)
Certain items (C)	(58)	1	(6)	(18)	(81)	-	-	-	-	-
Unallocated corporate costs	(13)	(12)	(11)	(9)	(45)	(12)	(14)	-	-	(26)
General unallocated income (expense) (D)	5	-	1	1	7	5	(1)	-	-	4
Less: Equity in earnings of affiliated companies	-	(1)	(1)	(1)	(3)	(2)	(1)	-	-	(3)
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	(8)	62	74	66	194	73	78	-	-	151
(Provision) benefit for income taxes (including tax certain items)	5	(11)	(15)	(13)	(34)	(17)	1	-	-	(16)
Equity in earnings of affiliated companies	-	1	1	1	3	2	1	-	-	3
Income (loss) from continuing operations	(3)	52	60	54	163	58	80	-	-	138
Income (loss) from discontinued operations, net of tax (E)	-	-	-	1	1	-	-	-	-	-
Net income (loss)	(3)	52	60	55	164	58	80	-	-	138
Net income (loss) attributable to noncontrolling interests	4	4	4	3	15	4	6	-	-	10
Net income (loss) attributable to Cabot Corporation	$(7)	$48	$56	$52	$149	$54	$74	$-	$-	$128

Diluted earnings per share of common stock attributable to Cabot Corporation
Continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34	$0.85	$1.18	$-	$-	$2.03
Discontinued operations (E)	-	-	-	0.02	0.02	-	-	-	-	-
Net income (loss) attributable to Cabot Corporation (F)	$(0.11)	$0.76	$0.88	$0.83	$2.36	$0.85	$1.18	$-	$-	$2.03

Adjusted earnings per share
Adjusted EPS (G)	$0.51	$0.70	$0.93	$1.00	$3.14	$0.84	$0.87	$-	$-	$1.71
Weighted average common shares outstanding
Diluted (F)	62.5	62.8	62.9	62.9	62.9	62.8	62.8	-	-	62.8

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to the corporate adjustment for unearned revenue, and the impact of LIFO accounting.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2015 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions	2017	2016	2017	2016

Cash Flows from Operating Activities:
Net income (loss)	$80	$52	$138	$49
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	38	41	76	82
Other non-cash (income) charges, net	(27)	(7)	(31)	27
Changes in assets and liabilities:
Changes in certain working capital items (A)	(134)	28	(118)	68
Changes in other assets and liabilities, net	(11)	(11)	(20)	(43)
Cash dividends received from equity affiliates	3	2	6	5
Cash provided by (used in) operating activities	(51)	105	51	188

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(23)	(28)	(45)	(52)
Other investing activities, net	(1)	5	(2)	11
Cash used in investing activities	(24)	(23)	(47)	(41)

Cash Flows from Financing Activities:
Change in debt, net	7	(1)	7	(15)
Cash dividends paid to common stockholders	(19)	(14)	(38)	(28)
Other financing activities, net	4	(5)	(4)	(18)
Cash used in financing activities	(8)	(20)	(35)	(61)
Effect of exchange rates on cash	27	32	(36)	15
Increase (decrease) in cash and cash equivalents	(56)	94	(67)	101
Cash and cash equivalents at beginning of period	189	84	200	77
Cash and cash equivalents at end of period	$133	$178	$133	$178

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

Second Quarter Earnings Announcement, Fiscal 2017

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31
Dollars in millions, except per share amounts (unaudited)	Three Months		Six Months
	2017	2016	2017	2016
	$	$	$	$

Certain items before and after income taxes
Global restructuring activities	(2)	5	(2)	(43)
Foreign currency loss on devaluation	—	(3)	—	(11)
Legal and environmental matters and reserves	2	(1)	2	(3)
Total certain items, pre-tax	—	1	—	(57)

Tax impact of certain items (A)	—	4	—	19
Certain items after tax (excluding discrete tax items)	—	5	—	(38)

Certain items after tax per share impact (excluding discrete tax items)	$—	$0.07	$0.01	$(0.60)

Tax-related certain items

Discrete tax items	20	—	20	3

Total tax-related certain items	20	—	20	3
Total tax-related certain items per share impact	$0.31	$(0.01)	$0.31	$0.04

Total certain items after tax	$20	$5	$20	$(35)
Total certain items after tax per share impact	$0.31	$0.06	$0.32	$(0.56)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2017	2016	2017	2016

Statement of Operations Line Item (B)
Cost of sales	$2	$5	$2	$(34)
Selling and administrative expenses	(2)	(1)	(2)	(7)
Research and technical expenses	—	—	—	(5)
Other expense	—	(3)	—	(11)
Total certain items, pre-tax	$ ―	$1	$ ―	$(57)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2017	2016	2017	2016

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$1	$(11)	$(16)	$(6)
Less: Tax impact of certain items	—	4	—	19
Less: Tax-related certain items	20	—	20	3
(Provision) benefit for income taxes, excluding certain items	$(19)	$(15)	$(36)	$(28)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended March 31	Three Months		Six Months		Forecast
Dollars in millions (unaudited)	2017	2016	2017	2016	2017

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes	$1	$(11)	$(16)	$(6)	N/A

Effective tax rate	(1%)	20%	11%	12%	17%

Impact of discrete tax items: (C)
Unusual or infrequent items	25%	(1%)	12%	1%	6%
Items related to uncertain tax positions	(1%)	-%	1%	3%	1%
Other discrete tax items	1%	1%	-%	1%	-%
Impact of certain items	-%	5%	-%	8%	-%
Operating tax rate	24%	25%	24%	25%	24%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2017 and FISCAL 2016
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2017(D)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.85	$1.18	$ ―	$ ―	$2.03
Less: Certain items after tax per share	0.01	0.31	—	—	0.32
Adjusted earnings per share	$0.84	$0.87	$ ―	$ ―	$1.71

Periods ended (unaudited)	Fiscal 2016(D)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2016 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(0.11)	$0.76	$0.88	$0.83	$2.36
Less: Net income (loss) per share from discontinued operations(E)	—	—	—	0.02	0.02
Net income (loss) per share from continuing operations	$(0.11)	$0.76	$0.88	$0.81	$2.34
Less: Certain items after tax per share	(0.62)	0.06	(0.05)	(0.19)	(0.80)
Adjusted earnings per share	$0.51	$0.70	$0.93	$1.00	$3.14

(A) The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(C) The nature of the discrete tax items for the periods ended March 31, 2017 and 2016 were as follows: (i) Unusual or infrequent items during the three and six months ended March 31, 2017 included a tax benefit associated with the generation of excess foreign tax credits upon repatriation of previously taxed foreign earnings partially offset by charges for the accrual of U.S. tax on certain foreign earnings of prior years and the tax impact of nontaxable foreign exchange losses in certain jurisdictions. Unusual or infrequent items during the three and six months ended March 31, 2016 included tax benefits from the renewal of the U.S. Research and Experimentation credit and extraordinary dividends from subsidiaries, partially offset by a charge for the tax impact of excludible foreign exchange gains and losses in certain jurisdictions, (ii) Items related to uncertain tax positions included tax benefits during the three and six months ended March 31, 2017 and 2016 from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations and the settlement of tax audits (fiscal 2016 only), partially offset by charges for the accrual of interest on uncertain tax positions and accrual of a prior year uncertain tax position (fiscal 2017 only), and, (iii) Other discrete tax items included tax benefits during the three and six months ended March 31, 2017 for various return to provision true ups related to tax return filings. Other discrete tax items during the three and six months ended March 31, 2016 included tax charges for a change in valuation allowance on beginning of year tax balances, partially offset by tax benefits for changes in tax laws.

(D) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(E) Amounts relate primarily to the previously divested Supermetals and Security Materials businesses.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

All dollar amounts shown below are in millions, except per share information

	Fiscal 2017 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.85	$1.18	$-	$-	$2.03
Less: Certain items after tax	0.01	0.31	-	-	0.32
Adjusted earnings per share	$0.84	$0.87	$-	$-	$1.71

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

	Fiscal 2017

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$54	$74	$-	$-	$128
Net income (loss) attributable to noncontrolling interests	4	6	-	-	10
Equity in earnings of affiliated companies, net of tax	(2)	(1)	-	-	(3)
Provision (benefit) for income taxes	17	(1)	-	-	16
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$73	$78	$-	$-	$151
Interest expense	13	13	-	-	26
Certain items	-	-	-	-	-
Unallocated corporate costs	12	14	-	-	26
General unallocated (income) expense	(5)	1	-	-	(4)
Equity in earnings of affiliated companies	2	1	-	-	3
Total Segment EBIT	$95	$107	$-	$-	$202
Plus: Total Depreciation & Amortization	38	38	-	-	76
Plus: Adjustments to Depreciation(B)	-	1	-	-	1
Total Segment EBITDA	$133	$146	$-	$-	$279
Less: Unallocated Corporate Costs	(12)	(14)	-	-	(26)
Adjusted EBITDA	$121	$132	$-	$-	$253

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Reinforcement Materials EBIT	$40	$54	$-	$-	$94
Plus: Depreciation & Amortization	17	17	-	-	34
Reinforcement Materials EBITDA	$57	$71	$-	$-	$128
Reinforcement Materials Sales	$295	$352	$-	$-	$647
Reinforcement Materials EBITDA Margin	19%	20%	0%	0%	20%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Performance Chemicals EBIT	$49	$51	$-	$-	$100
Plus: Depreciation & Amortization	11	12	-	-	23
Performance Chemicals EBITDA	$60	$63	$-	$-	$123
Performance Chemicals Sales	$205	$228	$-	$-	$433
Performance Chemicals EBITDA Margin	29%	28%	0%	0%	28%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Purification Solutions EBIT	$4	$2	$-	$-	$6
Plus: Depreciation & Amortization	9	10	-	-	19
Purification Solutions EBITDA	$13	$12	$-	$-	$25
Purification Solutions Sales	$69	$67	$-	$-	$136
Purification Solutions EBITDA Margin	19%	18%	0%	0%	18%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017
Specialty Fluids EBIT	$2	$-	$-	$-	$2
Plus: Depreciation & Amortization	1	-	-	-	1
Specialty Fluids EBITDA	$3	$-	$-	$-	$3
Specialty Fluids Sales	$11	$7	$-	$-	$18
Specialty Fluids EBITDA Margin	27%	0%	0%	0%	17%

	Fiscal 2017

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2017

Cash flow from operating activities (C)	102	(51)	-	-	51
Less: Changes in net working capital (D)	16	(134)	-	-	(118)
Less: Sustaining and compliance capital expenditures	21	18	-	-	39
Discretionary Free Cash Flow	$65	$65	$-	$-	$130

(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

(C) As provided in the Consolidated Statement of Cash Flows.
(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Consolidated Statement of Cash Flows.